UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
June 1, 2007
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective June 1 2007, Robert L Belk, Jr., Executive Vice President and Chief Financial Officer of The Shaw Group, Inc. (“TSGI”), has taken a medical leave of absence, and TSGI has appointed Dirk J. Wild as its Interim Chief Financial Officer in addition to his duties as Shaw’s Senior Vice President and Chief Accounting Officer. Mr. Wild will serve in this interim capacity indefinitely. A copy of a press release reporting this matter is attached hereto as Exhibit 99.1.
Mr. Wild has served as TSGI’s Senior Vice President and Chief Accounting Officer since October 2004. Mr. Wild first joined TSGI in November 2001 as Vice President of Special Projects, and held this position until August 2002 when he was appointed as Senior Vice President — Financial Controls. Mr. Wild served as Senior Vice President — Financial Controls until March 2003, when he was appointed as Senior Vice President & Chief Financial Officer of TSGI’s Engineering, Construction & Maintenance (“ECM”) Division. Mr. Wild served as Senior Vice President & Chief Financial Officer of our ECM Division from March 2003 until his appointment to his current position. For the 12 years prior to joining us, Mr. Wild was employed with the former accounting firm Arthur Andersen, LLP in New Orleans, serving last as a Senior Manager.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as an Exhibit 99.1 to this Current Report on Form 8-K.

99.1	Text of The Shaw Group Inc. Press Release, dated June 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: June 1, 2007	By:	/s/ Clifton S. Rankin
Clifton S. Rankin, General Counsel and
Corporate Secretary

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
June 1, 2007

Exhibit Number	Description	Page No.
99.1	Text of The Shaw Group Inc. Press Release, dated June 1, 2007.